Exhibit 99.2

November 4, 2026

HISTORICAL FINANCIAL INFORMATION – BASIS OF PRESENTATION

TKO Transactions

On February 28, 2025, TKO Group Holdings, Inc. (“TKO” or the “Company”) completed the acquisition (the “Asset Acquisition”) of certain businesses operating under the IMG brand (“IMG”), On Location, and Professional Bull Riders (“PBR”) (collectively referred to as the “Acquired Businesses”).

On September 12, 2023, World Wrestling Entertainment, Inc. (“WWE”) and Endeavor Group Holdings, Inc. consummated the combination of the Ultimate Fighting Championship (“UFC”) and WWE businesses under the newly formed company, TKO (referred to as the “TKO Business Combination”).

Basis of Presentation and Purpose of Historical Financial Information

TKO’s February 28, 2025 acquisition of the Acquired Businesses was treated as a merger of entities under common control. As a result of the common control acquisition, the net assets of the Acquired Businesses were combined with those of TKO at their historical carrying amounts, and the financial information herein has been retrospectively recast on a combined basis for all historical periods prior to February 28, 2025, because they were under common control for all periods presented herein.

The presentation of the historical information provided herein for WWE for periods prior to October 1, 2023 is for illustrative purposes only and is intended to facilitate an understanding of WWE’s historical operating results prior to the consummation of the TKO Business Combination.

The financial information provided herein is not indicative of the results of operations that would have been achieved if the Asset Acquisition or the TKO Business Combination had occurred on January 1, 2023, nor is it indicative of future results of TKO.

Reporting Segments

In conjunction with the Asset Acquisition, the Company evaluated its segment presentation and, beginning with the fiscal period as of and for the quarter ended March 31, 2025, the Company reports under three business segments (UFC, WWE, and IMG). In addition, the Company reports results for the “Corporate and Other” group.

UFC

The UFC segment reflects the business operations of UFC, a premium global sports brand and media content company. Revenue principally consists of media rights fees associated with the distribution of its programming content; ticket sales and financial incentive packages associated with the business’s global live events; partnerships and marketing; and consumer product licensing agreements of UFC-branded products.

WWE

The WWE segment reflects the business operations of WWE, an integrated media and sports entertainment company. Revenue principally consists of media rights fees associated with the distribution of its programming content; ticket sales and financial incentive packages associated with the business’s global live events; partnerships and marketing; and consumer product licensing agreements of WWE-branded products.

IMG

The IMG segment reflects the business operations of the IMG business and On Location. The IMG business is an independent global distributor of sports programming selling media rights on behalf of rights holders and is a producer of sports programming, responsible for content on behalf of sports federations, associations and events. On Location is a premium experiential hospitality business, offering ticketing, curated guest experiences, live event production and travel management services across sports and entertainment. Revenue principally consists of media rights sales, commissions, production services and studio fees; ticket and premium experience sales; and partnerships and marketing.

Corporate and Other

Corporate and Other reflects operations not allocated to the UFC, WWE, or IMG segments and primarily consists of general and administrative expenses as well as operations of PBR and boxing. The general and administrative expenses largely relate to corporate activities, including information technology, facilities, legal, human resources, finance, accounting, treasury, investor relations, corporate communications, community relations and compensation of TKO’s management and board of directors, which support all reportable segments. Revenue from our Corporate and Other group principally consists of media rights fees associated with the distribution of PBR's programming content; ticket sales and financial incentive packages associated with live events; partnerships and marketing; and consumer product licensing agreements of PBR-branded products. Revenue also consists of management and promotional fees for services primarily related to boxing.

Rounding

Information presented herein may not sum down or across due to minor rounding differences.

TKO Group Holdings, Inc.(1)

REVENUES – BUSINESS SEGMENT DETAIL

($ in millions; Unaudited)

	2025				2026
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	2023 (2)	2024	2025
Revenues:
UFC
Media rights, production and content	$224.1	$260.5	$200.5	$222.6	$275.3	$325.2	$332.8	$870.6	$879.4	$907.7
Live events and hospitality	58.6	58.5	43.6	72.2	48.5	47.8	79.6	167.9	220.4	232.9
Partnerships and marketing	64.3	85.8	70.8	93.4	67.1	144.8	91.3	196.3	251.4	314.3
Consumer product licensing and other	12.7	11.1	10.3	13.2	10.3	17.9	15.5	57.4	55.0	47.3
Total UFC	$359.7	$415.9	$325.2	$401.4	$401.2	$535.7	$519.2	$1,292.2	$1,406.2	$1,502.2

WWE
Media rights, production and content	$251.6	$278.9	$248.9	$221.2	$281.7	$359.7	$255.8	$882.9	$865.5	$1,000.6
Live events and hospitality	76.3	185.7	82.5	68.3	123.5	152.0	57.7	262.4	338.5	412.8
Partnerships and marketing	25.6	58.3	39.9	35.8	26.2	63.2	51.0	69.3	83.0	159.6
Consumer product licensing and other	38.0	33.3	30.8	34.3	44.3	46.0	34.8	111.8	111.1	136.4
Total WWE	$391.5	$556.2	$402.1	$359.6	$475.7	$620.9	$399.3	$1,326.4	$1,398.1	$1,709.4

IMG
Media rights, production and content	$161.3	$163.4	$185.1	$163.0	$160.2	$147.2	$194.2	$692.2	$721.2	$672.8
Live events and hospitality	288.5	132.1	138.3	52.4	467.7	198.5	149.6	650.6	1,156.8	611.3
Partnerships and marketing	22.3	7.9	10.3	28.5	21.5	3.5	44.6	79.1	73.3	69.0
Consumer product licensing and other	4.2	3.2	3.0	3.8	6.0	5.5	2.9	15.2	18.9	14.2
Total IMG	$476.3	$306.6	$336.7	$247.7	$655.4	$354.7	$391.3	$1,437.1	$1,970.2	$1,367.3

Corporate & other
Media rights, production and content	$3.3	$4.7	$9.8	$6.3	$8.9	$3.7	$3.9	$15.9	$32.3	$24.1
Live events and hospitality	33.4	18.4	18.4	12.3	33.0	19.8	18.7	81.5	75.3	82.5
Partnerships and marketing	12.1	11.7	12.4	9.4	16.3	12.3	17.7	26.4	37.2	45.6
Consumer product licensing and other	5.6	9.8	22.7	8.8	15.7	12.7	21.0	8.2	25.5	46.9
Total Corporate & other	$54.4	$44.6	$63.3	$36.8	$73.9	$48.5	$61.3	$132.0	$170.3	$199.1

Eliminations	(13.1)	(14.9)	(7.4)	(7.4)	(9.3)	(12.7)	(11.0)	(19.3)	(60.6)	(42.8)
Total TKO	$1,268.8	$1,308.4	$1,119.9	$1,038.1	$1,596.9	$1,547.1	$1,360.1		$4,884.2	$4,735.2

(1)
The information herein is for illustrative purposes based on the historical financial information of UFC, WWE, IMG, On Location, and PBR.
(2)
The presentation of the historical information provided herein for WWE for the periods prior to October 1, 2023 is intended to facilitate an understanding of WWE's historical operating results prior to the consummation of the TKO Business Combination.

TKO Group Holdings, Inc.(1)

ADJUSTED EBITDA – SEGMENT DETAIL

($ in millions; Unaudited)

	2025				2026
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	2023 (2)	2024	2025
Adjusted EBITDA (3):
UFC	$227.4	$244.8	$165.6	$213.2	$254.5	$280.4	$285.3	$755.7	$801.0	$851.0
WWE	193.9	329.8	207.8	165.0	256.1	368.3	217.2	533.1	681.1	896.5
IMG	73.5	29.0	61.4	(3.9)	97.3	78.6	115.9	121.1	(48.0)	160.0
Corporate & other	(77.4)	(77.1)	(74.6)	(93.1)	(58.1)	(77.4)	(62.7)	(278.7)	(352.2)	(322.2)
Total TKO	$417.4	$526.5	$360.2	$281.2	$549.8	$649.9	$555.7		$1,081.9	$1,585.3

(1)
The information herein is for illustrative purposes based on the historical financial information of UFC, WWE, IMG, On Location, and PBR.
(2)
The presentation of the historical information provided herein for WWE for the periods prior to October 1, 2023 is intended to facilitate an understanding of WWE's historical operating results prior to the consummation of the TKO Business Combination.
(3)
The performance of our segments is evaluated primarily based on Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and the Company defines Adjusted EBITDA as net income, excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earnout costs, certain legal costs, restructuring, severance and impairment charges, foreign exchange (gains) losses, and certain other items when applicable. Adjusted EBITDA includes amortization expenses directly related to supporting the operations of the Company's segments, including content production asset amortization.

TKO Group Holdings, Inc.

NET LEVERAGE

($ in millions; Unaudited)

We present net leverage and net debt, which are not recognized financial measures under GAAP, because we believe it assists investors and analysts in monitoring our leverage and evaluating the balance sheet. Net leverage and net debt should not be considered as alternatives to cash and cash equivalents and debt. We define “net debt” as total debt principal net of cash and cash equivalents. We define “net leverage” as net debt divided by Adjusted EBITDA.

The following is a reconciliation of net debt and net leverage to the most directly comparable GAAP financial measure for the period presented. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is available in our earnings release issued on November 4, 2026.

	As of
	September 30,
	2026
Total debt (1)	$4,646.6
Less: Cash and cash equivalents	630.9
Net Debt	$4,015.7

Adjusted EBITDA (2)	$2,036.6

Net Leverage	2.0	x

Notes:
(1) Represents principal debt outstanding.

(2) Represents Adjusted EBITDA for the trailing twelve month period.